Exhibit 99.1

FOR IMMEDIATE RELEASE

INTELLICHECK MOBILISA ANNOUNCES SALE OF WIRELESS DIVISION

Company Focus Is On Core Business and Growth

JERICHO, NEW YORK – September 2, 2015 – Intellicheck Mobilisa, Inc. (NYSE MKT:IDN), a leader in identity authentication, verification and validation solutions, today announced the Company has sold its wireless assets to the Jamestown S’Klallam Tribe in Washington state. The sale to the Native American tribe includes the transition of the business unit’s assets and the continued employment of the wireless team employees.

“The sale of our wireless assets reflects Intellicheck’s continued focus on innovation within our core identity authentication business and is in line with our business model of pursuing recurring high margin revenues and seeking extraordinary growth opportunities. The sale of these assets allows us to further focus on delivering increasing value on identity authentication solutions where we see growing traction of our scalable SaaS platform provisioned on mobile devices being adopted in key markets such as law enforcement, retail and defense,” explained Dr. William Roof, CEO, Intellicheck.

Dr. Roof noted that the company has re-capitalized and is properly positioned to aggressively pursue opportunities that will build further on the gains reported in second quarter 2015 financial results. “Intellicheck is realizing the opportunity to be world class in this rapidly emerging market, which combines identity authentication with vertical domain expertise. Our professional services integrate both standard and custom databases and increasingly provide analytics so our clients can evaluate the situation and take steps to secure their facilities and people. We are focused on opportunities that will allow us to make steady gains in performance and increase value for our shareholders.”

Unlike competitive solutions that lack full regulatory compliance, the highest degree of data accuracy, and real-time search results capabilities on both mobile and existing fixed infrastructures, Intellicheck’s technology solutions are unique in their ability to provide accurate, real-time identification authentication and situational awareness that is fully regulatory compliant and is easily integrated and customized into existing infrastructures. Its identity solutions support customers in the national defense, law enforcement, retail, hospitality and financial markets. The Company’s products scan, authenticate and analyze components of identity documents including driver licenses, military identification cards and other government forms of identification containing magnetic stripe, barcode and smart chip information. Once extracted from the identity card, the information can be used to provide safety, security and efficiencies throughout these markets.

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Contacts:

Media and Public Relations: Sharon Schultz (302) 539-3747

Investor Relations: Gar Jackson (949) 873-2789

About Intellicheck Mobilisa

Intellicheck Mobilisa is an industry leader in identity authentication, verification and validation systems. The Company holds 20 patents including many pertaining to identification technology. Its identity solutions support customers in the law enforcement, national defense, hospitality, retail and financial markets. The Company’s products scan, authenticate and analyze components of identity documents including driver licenses, military identification cards and other government forms of identification containing magnetic stripe, barcode and smart chip information. For more information on Intellicheck Mobilisa and ICMOBIL, please visit www.icmobile.com.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward looking statements including, without limitation, the statements regarding Intellicheck Mobilisa’s sale of its wireless assets, that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to general market conditions, development and product commercialization activities, and the success of its research, development and expansion of sales and marketing team, plans and strategies and its ability to protect its intellectual property. These and other risks and uncertainties are identified and described in more detail in Intellicheck Mobilisa’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Intellicheck Mobilisa undertakes no obligation to publicly update or revise any forward-looking statements.